UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 24, 2007
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12).

[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.         Other Events

On April 24, 2007 The Board of Directors of Herman Miller, Inc. extended the company's stock repurchase program by authorizing share repurchases of $100 million, in addition to approximately $50 million still remaining from a previous authorization. The Board also approved a 10% increase in the Company's quarterly cash dividend. The new quarterly cash dividend rate of $0.088 per share will be payable on July 15, 2007, to shareholders of record as of June 2, 2007.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2007	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels —————————————— Elizabeth A. Nickels Chief Financial Officer

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